UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2010

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 2010 (the “Closing Date”), Calpine Corporation (“Calpine”), through its wholly owned indirect subsidiary, New Development Holdings, LLC (the “Purchaser”), completed its purchase (the “Acquisition”) from Conectiv, LLC, a wholly owned subsidiary of Pepco Holdings, Inc. of all of the membership interests in Conectiv Energy Holding Company, LLC  (the “Company”) pursuant to the Purchase Agreement, dated as of April 20, 2010 (as previously disclosed in the Form 8-K filed with the Securities and Exchange Commission on April 21, 2010). The Purchaser thereby acquired all of the electricity generation assets of Conectiv, LLC, which includes 18 operating power plants and one power plant under construction, with approximately 4,490 MW of capacity (including completion of the power plant under construction and scheduled upgrades). The purchase price of $1.65 billion specified in the Purchase Agreement, was subject to certain adjustments, including a $60 million reduction in the closing payment attributable to lower capital expenditures incurred by Pepco Holdings, Inc. and a $49 million payment for the estimated value of the fuel inventory at closing. Our final purchase price, including adjustments at closing, was approximately $1.63 billion in cash. The Purchaser also established a reserve of approximately $110 million to fund future capital expenditures to complete the 565 megawatt dual fuel combined-cycle generation plant under construction in Peach Bottom Township, Pennsylvania (the “Delta Project”). The Purchaser incurred financing, legal and closing costs of approximately $95 million. The Purchaser did not acquire the Company’s trading book, collateral requirements or load-serving auction obligations. In addition, the Purchaser did not assume any of the Company’s off-site environmental liabilities or pre-close pension liabilities.

Calpine and the Purchaser financed the transaction through available cash of approximately $540 million and bank debt provided pursuant to the Credit Agreement (the “Credit Agreement”), dated as of June 8, 2010, entered into between the Purchaser as borrower, Credit Suisse AG, as administrative agent, collateral agent, issuing bank and syndication agent, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as joint bookrunners and joint lead arrangers, Credit Suisse AG, Citibank, N.A., and Deutsche Bank Trust Company Americas, as co-documentation agents and the lenders party thereto (as previously disclosed in the Form 8-K filed on June 11, 2010), as discussed below.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On the Closing Date, the Credit Agreement was funded in the amount of $1.3 billion. This summary of the material terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.2 hereto.

The Credit Agreement provides for (a) a seven year senior secured term facility in an aggregate principal amount of up to $1.3 billion (the “Term Facility”), and (b) a three year senior secured revolving credit facility in an aggregate principal amount of up to $100 million (the “Revolving Facility” and, together with the Term Facility, the “Facilities”), of which up to $50 million will be available through a subfacility for the issuance of letters of credit. The Facilities were issued with original issue discount of 2.0%. All amounts outstanding under the Facilities will bear interest at the Borrower’s option at a rate per annum equal to (i) the Alternate Base Rate, or (ii) the Adjusted LIBO Rate for the Interest Period in effect for such borrowing, plus, in each case, the Applicable Margin in effect from time to time (as such terms are defined in the Credit Agreement). An aggregate amount equal to 0.25% of the aggregate principal amount of the Term Facility outstanding on the Closing Date will be payable at the end of each quarter commencing with the first full quarter after the Closing Date, with the remaining balance payable on the maturity date of the Term Facility. No amortization will be required with respect to the Revolving Facility.

The net proceeds from the Term Facility were used by the Purchaser, together with an equity contribution from Calpine and certain of its subsidiaries, to (a) pay the consideration for the Acquisition pursuant to the Purchase Agreement (subject to adjustments as provided for in the Purchase Agreement), (b) pay transition costs, (c) fund an amount equal to the remaining capital expenditures to complete the Delta Project, and (d) pay fees and expenses related to the Purchase Agreement, Credit Agreement and other related documentation, and any related transactions. The Purchaser’s obligations under the Credit Agreement are unconditionally guaranteed by each existing and subsequently acquired or organized domestic wholly owned subsidiary of the Purchaser (including the entities acquired) and will be secured by a first-priority lien on substantially all of the Purchaser’s and the guarantors’ existing and future assets, in each case subject to certain exceptions and permitted liens.

In connection with the Facilities, the Purchaser and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants including, among others, certain limitations and prohibitions relating to additional indebtedness, liens, restricted payments, mergers and asset sales and certain financial covenants relating to limitations on capital expenditures, minimum interest coverage and maximum leverage. The Facilities are subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments.

Neither Calpine nor any of its subsidiaries, other than the Purchaser and its subsidiaries (subject to certain exceptions), are guarantors under the Credit Agreement.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement by and among Pepco Holdings, Inc., Conectiv, LLC, Conectiv Energy Holding Company, LLC and New Development Holdings, LLC dated as of April 20, 2010.

10.2
Credit Agreement dated as of June 8, 2010, among New Development Holdings, LLC, as Borrower, The Lenders Party Hereto and Credit Suisse AG, as Administrative Agent and Collateral Agent; Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., as Joint Bookrunners and Joint Lead Arrangers; Credit Suisse AG as Syndication Agent; Credit Suisse AG, Citibank, N.A., and Deutsche Bank Trust Company Americas as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: July 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement by and among Pepco Holdings, Inc., Conectiv, LLC, Conectiv Energy Holding Company, LLC and New Development Holdings, LLC dated as of April 20, 2010.

10.2
Credit Agreement dated as of June 8, 2010, among New Development Holdings, LLC, as Borrower, The Lenders Party Hereto and Credit Suisse AG, as Administrative Agent and Collateral Agent; Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., as Joint Bookrunners and Joint Lead Arrangers; Credit Suisse AG as Syndication Agent; Credit Suisse AG, Citibank, N.A., and Deutsche Bank Trust Company Americas as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2010).